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[EL PASO LOGO]                                                              NEWS
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El Paso Corporation
P. O. Box 2511
Houston, Texas 77252-2511



FOR IMMEDIATE RELEASE



               EL PASO CORPORATION RECEIVES SUBPOENA FOR DOCUMENTS


HOUSTON, TEXAS, JULY 12, 2002--Similar to several other energy companies, El Paso Corporation (NYSE:EP) announced that it received this afternoon a subpoena for production of documents from the Houston office of the U.S. Attorney regarding so-called "round-trip" or "wash" trades of natural gas. El Paso will cooperate fully with the request.
         El Paso has stated publicly in response to two requests issued by the Federal Energy Regulatory Commission that it has not engaged in so-called "round-trip" or "wash" trades for the purpose of artificially inflating volumes or revenues or for the purpose of manipulating prices.
         El Paso Corporation is North America's leading provider of natural gas services. The company has core businesses in natural gas production, gathering and processing, and transmission, as well as liquefied natural gas transport and receiving, petroleum logistics, power generation, and merchant energy services. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy to communities around the world. For more information, visit www.elpaso.com.


         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the company makes these statements and projections in good faith, neither the company

                                     -more-

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EL PASO CORPORATION RECEIVES DATA REQUEST FROM SEC
PAGE 2

nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the company's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results. This release does not constitute an offer of any securities for sale.

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Contacts:

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
      Communications and Government Affairs       Investor Relations
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
      Norma F. Dunn                               Bruce L. Connery
      Senior Vice President                       Vice President
      Office:  (713) 420-3750                     Office:  (713) 420-5855
      Fax:     (713) 420-3632                     Fax:     (713) 420-4417
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